Exhibit 3.15

ARTICLES OF INCORPORATION

OF

SUNBROOK ACQUISITIONS INC.

For the purpose of forming a corporation under the laws of the State of Washington, the undersigned, being over the age of eighteen (18) years, adopts in duplicate the following Articles of Incorporation:

ARTICLE I

Name

The name of the corporation is SUNBROOK ACQUISITIONS INC.

ARTICLE II

Capitalization

The number of shares of stock which the corporation is authorized to issue is Fifty Thousand (50,000), all of which are one class of voting common stock with a par value of One Dollar ($1.00) per share.

ARTICLE III

Shareholder Rights

(A) The shareholders of the corporation do not have preemptive rights to acquire proportional amounts of the corporation’s unissued shares upon the decision of the Board of Directors to issue them.

(B) The shareholders of the corporation do not have cumulative voting rights with respect to the election of Directors of the corporation.

ARTICLE IV

Director Liability

A Director of the corporation will incur no personal liability to the corporation or to its shareholders for monetary damages for conduct as a Director, except to the extent the Director is held accountable for (i) acts or omissions which involve intentional misconduct or a knowing violation of law, (ii) conduct violating RCW 23B.08.310, as amended, or (iii) any transaction from which the Director personally obtained a benefit in money, property, or services to which the Director is not legally entitled. If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director to the corporation will be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of this paragraph by the shareholders of the corporation will not adversely affect any right or protection of a Director of the corporation existing at the time of the repeal or modification.

ARTICLE V

Board of Directors

The initial Directors of the corporation and their addresses are as follows:

Name	Address
William W. Krippaehne, Jr.	100 Fourth Avenue North Seattle, WA 98019

Patrick M. Scott	100 Fourth Avenue North Seattle, WA 98019

John F. Ulman	100 Fourth Avenue North Seattle, WA 98019

ARTICLE VI

Registered Agent and Office

The name and street address of the initial registered agent of the corporation are Sharon J. Sharer, 100 Fourth Avenue North, Seattle, WA 98109.

ARTICLE VII

Incorporator

The name and address of the incorporator of the corporation are Jack G. Strother, Graham & Dunn, 1420 Fifth Avenue, Suite 3300, Seattle, WA 98101-2390.

DATED this 14th day of February, 1995.

/s/ Jack G. Strother
Jack G. Strother, Incorporator

CONSENT TO SERVE AS REGISTERED AGENT

FOR

SUNBROOK ACQUISITIONS INC.

I, Sharon J. Sharer, hereby consent to serve as registered agent in the State of Washington for SUNBROOK ACQUISITIONS INC., a Washington corporation. I understand that as agent for the corporation it will be my responsibility to receive service of process in the name of the corporation, to forward all mail to the corporation, and to immediately notify the Office of the Secretary of State in the event of my resignation or of any change in the registered office address of the corporation.

DATED this 14th day of February, 1995.

/s/ Sharon J. Sharer
Sharon J. Sharer

Street Address:

100 Fourth Avenue North Seattle, WA 98109

ARTICLES OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

SUNBROOK ACQUISITIONS INC.

THESE ARTICLES OF AMENDMENT of the Articles of Incorporation of SUNBROOK ACQUISITIONS INC., a Washington corporation, are hereby executed and delivered for filing in accordance with the provisions of Section 23B.10.060 of the Washington Business Corporation Act:

1. The name of the corporation is SUNBROOK ACQUISITIONS INC.

2. Article I of the Articles of Incorporation of the corporation is hereby amended to read as follows:

ARTICLE I

Name

The name of the corporation is SUNBROOK COMMUNICATIONS INC.

3 . The above amendment was adopted on February 17, 1995 by the Board of Directors of the corporation.

4. Pursuant to RCW 23B.10.020(5), the above amendment does not require approval by the shareholder of the corporation.

DATED this 23rd day of February, 1995.

SUNBROOK ACQUISITIONS INC.

By	/s/ Patrick M. Scott
PATRICK M. SCOTT
Its President

ARTICLES OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

SUNBROOK COMMUNICATIONS INC.

THESE ARTICLES OF AMENDMENT of the Articles of Incorporation of SUNBROOK COMMUNICATIONS INC., a Washington Corporation, are hereby executed and delivered for filing in accordance with the provisions of Section 23B. 10.060 of the Washington Business Corporation Act:

1. The name of the corporation is SUNBROOK COMMUNICATIONS INC.

2. Article I of the Articles of Incorporation of the corporation is hereby amended to read as follows:

ARTICLE I

Name

The name of the corporation is FISHER RADIO REGIONAL GROUP INC.

3. The above amendment was adopted on September 13, 1999 by the Board of Directors of the Corporation.

4. Pursuant to RCW 23B.10.020(5), the above amendment does not require approval by the shareholder of the corporation.

DATED this 13th day of September, 1999.

SUNBROOK COMMUNICATIONS INC.

By	/s/ Patrick M. Scott
PATRICK M. SCOTT
Its Chairman